(VALUEVISION LOGO)                          VALUEVISION MEDIA
                                            6740 Shady Oak Road
                                            Minneapolis, MN 55344-3433
                                            Contact: Anthony Giombetti
                                            Director, Corporate Communications
                                            952-943-6017, agiombetti@shopnbc.com

FOR IMMEDIATE RELEASE

                  VALUEVISION MEDIA ANNOUNCES FINANCIAL RESULTS
                  FOR FISCAL FOURTH QUARTER 2003 AND FULL YEAR
           Company Expects Continued Double Digit Sales Growth in 2004

MINNEAPOLIS, MN - MARCH 22, 2004 - VALUEVISION MEDIA (NASDAQ: VVTV) today announced financial results for the fourth quarter and fiscal year ended January 31, 2004.

Consolidated net sales were a record $179 million in the fourth quarter, an increase of 13% over prior year period. Internet net sales in the fourth quarter were a record $34 million, up 30% over previous year quarter.

Consolidated net sales were a record $617 million in 2003, an 11% increase over the previous year. Internet net sales in 2003 were a record $111 million, up 18% over last year.

Net income was ($9) million in the fourth quarter while EBITDA (as defined below) was ($2.7) million. Expenses in the fourth quarter included $4.6 million for the previously announced CEO transition and $2.1 million for other organizational changes in the senior management team. Net income for the full year was ($11.4) million while EBITDA was $6.9 million. In the fourth quarter, the Company wrote off its last remaining equity investment in the amount of $2 million, reflecting an impairment in value deemed to be other than temporary.

"The fourth quarter was a promotional period for ShopNBC's TV and Internet business units," said William Lansing, ValueVision Media President and CEO, "culminating in January 2004 with record sales. We achieved record topline sales and double-digit increases in new customers during the quarter. In addition, our cosmetics, apparel, and home categories accounted for 21% of net sales, up from 15% in the year-ago quarter. Units shipped were up 36% driven by our category diversification efforts. As a result of this aggressive promotional activity, gross margins were lower than planned, but inventory was reduced to recent historical levels."

Continued Lansing, "I'm excited about the possibilities that lie ahead. In 2004 we will continue to grow our business on television and on the Internet. Our goal is double digit sales growth built on great product, supported by great marketing, presented to the consumer in a compelling way. We will continue to build our position as a shopping destination of great deals and unique offers across a range of product categories. We will invest in new customer acquisition and retention initiatives, improved customer service, enhanced on-air quality, and development of more sophisticated business intelligence tools. Finally, we will continue to diversify our merchandise mix on both the TV and Internet channels, particularly in home, apparel, cosmetics, and consumer electronics."


                                    - MORE -

HIGHLIGHTS OF FOURTH QUARTER AND FISCAL YEAR ENDED JANUARY 31, 2004 RESULTS

         o January represented the biggest ever shipping and dollar sales month in the Company's history.

         o As recently announced, the Company strengthened its merchandise and production organizations by appointing two new executives: Brenda Boehler as EVP of Merchandising and Scott Danielson as EVP and Executive Producer.

         o        Ending full-time equivalent cable and satellite homes were
                  55.6 million, up 10% over last year.

         o The Company increased product selection by adding 95 unique cosmetics, apparel, and home vendors and over 2,500 new styles in 2003.

         o The ShopNBC private label credit card surpassed 245,000 card holders in 2003 and accounted for approximately 20% of total customer purchases.

         o The Internet business continued to experience record growth throughout the year, representing 18% of company sales and has become a very efficient medium for conducting business.

         o New customer count in 2003 was up 5% over last year, and in the fourth quarter it increased by 14% over the year-ago period.

         o Ending cash and short-term investment balance for the year was $127 million.

         o FanBuzz had a banner year, shipping record units and signing a number of major deals such as United Media's Peanuts, the Boston Celtics, the NYPD, and a number of national governing bodies for Olympic sports.

FINANCIAL GUIDANCE

The following forward-looking statements reflect ValueVision Media's expectations as of March 22, 2004.

"This year we will provide the investment community with more general sales and EBITDA guidance along with a broader set of key performance metrics," said Dick Barnes, EVP, COO & CFO. "This will help investors gauge our progress toward our longer-term strategic initiatives. By reinvesting in the business to improve service levels and on-air quality as well as aggressively spending against customer acquisition and retention initiatives, we intend to build a solid foundation for continued double digit sales and accelerated earnings growth in 2004 and beyond."


                                    - MORE -

FULL YEAR 2004 GUIDANCE

o Consolidated net sales growth is expected to be in the low to mid teens. Unit growth is expected to be in the high teens as average price points decline.

o Net income and EBITDA will be broadly flat versus prior year as the Company reinvests against the business to support continued double digit sales and accelerated earnings growth. EBITDA will be negative in the first half of the year and positive in the second half as the Company's upfront investments to improve on-air quality, customer service levels, and test various marketing initiatives impact the business.

o Full-time equivalent (FTE) household growth is expected to be up approximately 7% to 8% driven predominantly by satellite and digital cable growth.

o Net sales per FTE is expected to be up approximately 3% to 6% on average, lower in the first half and higher in the second half of the year as marketing, product, and other initiatives gain traction.

o        New customer acquisition is targeted to be up over 20%.

A conference call will be Webcast live Tuesday, March 23, 2004, at 11 a.m. ET/9 a.m. PT and will be available through Tuesday, April 6, 2004, at www.valuevisionmedia.com. This call will contain forward-looking statements and other material information regarding the Company's financial and operating results.

The Company defines EBITDA as operating income (loss) for the respective periods excluding depreciation and amortization expense, other non-operating income (expense), and income taxes. Management views EBITDA as an important alternative operating performance measure because it is commonly used by analysts and institutional investors in analyzing the financial performance of companies in the broadcast and television home shopping sectors. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly entitled measures reported by other companies. Management uses EBITDA to evaluate operating performance and as a measure of performance for incentive compensation purposes.

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company's programming and the fees associated therewith; the success of the Company's e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company's operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ValueVision Media operates in the converged world of television and e-commerce. The live home shopping industry, the majority of ValueVision's business, is $7 billion and growing at a double digit rate annually while the attendant e-commerce space is many times that size and also growing substantially. The Company owns and operates the nation's third largest home shopping network, ShopNBC, with fiscal 2003 sales of $617 million. At the close of fiscal 2003, ShopNBC was broadcast into approximately 60 million cable and satellite homes. The Company also operates ShopNBC.com, which contributed $111 million in sales in fiscal 2003. In addition, the Company operates wholly owned subsidiary FanBuzz, a leading provider of e-commerce solutions to sports, entertainment, and media brands, such as the National Hockey League, United Media's Peanuts, and ESPN. GE Equity and NBC own approximately 40% of ValueVision Media. For more information, please visit the Company's website at www.valuevisionmedia.com.


                                       ###

                    VALUEVISION MEDIA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands except share and per share data)



                                                                           JANUARY 31,          JANUARY 31,
                                                                              2004                 2003
                                                                           -----------          -----------
                                                                           (Unaudited)
                                     ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                            $    81,033          $    55,109
      Short-term investments                                                    46,148              113,525
      Accounts receivable, net                                                  71,166               76,734
      Inventories                                                               67,620               61,246
      Prepaid expenses and other                                                 5,017                7,449
                                                                           -----------          -----------
         Total current assets                                                  270,984              314,063
PROPERTY AND EQUIPMENT, NET                                                     54,511               39,905
FCC BROADCASTING LICENSE                                                        31,943                   --
NBC TRADEMARK LICENSE AGREEMENT, NET                                            21,914               25,141
CABLE DISTRIBUTION AND MARKETING AGREEMENT, NET                                  4,445                5,341
GOODWILL                                                                         9,442                9,442
OTHER INTANGIBLE ASSETS, NET                                                       661                1,242
INVESTMENTS AND OTHER ASSETS                                                     2,691               11,140
                                                                           -----------          -----------
                                                                           $   396,591          $   406,274
                                                                           ===========          ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable                                                     $    51,482          $    56,961
      Accrued liabilities                                                       33,267               30,310
      Income taxes payable                                                          88                  226
                                                                           -----------          -----------
         Total current liabilities                                              84,837               87,497

LONG-TERM CAPITAL LEASE OBLIGATIONS                                              2,002                1,669

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK,
      $.01 PAR VALUE, 5,339,500 SHARES AUTHORIZED; 5,339,500
      SHARES ISSUED AND OUTSTANDING                                             42,745               42,462

SHAREHOLDERS' EQUITY:
      Common stock, $.01 par value, 100,000,000 shares authorized;
         36,487,821 and 36,171,250 shares issued and outstanding                   365                  362
      Warrants to purchase 8,235,343 shares of common stock                     47,638               47,638
      Additional paid-in capital                                               246,143              244,134
      Accumulated other comprehensive losses                                        --               (2,517)
      Deferred compensation                                                       (646)                  --
      Note receivable from former officer                                       (4,158)              (4,098)
      Accumulated deficit                                                      (22,335)             (10,873)
                                                                           -----------          -----------
         Total shareholders' equity                                            267,007              274,646
                                                                           -----------          -----------
                                                                           $   396,591          $   406,274
                                                                           ===========          ===========

                             VALUEVISION MEDIA, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)
                                   (Unaudited)


                                                       FOR THE THREE MONTHS ENDED               FOR THE TWELVE MONTHS ENDED
                                                             JANUARY 31,                                 JANUARY 31,
                                                 ----------------------------------          ----------------------------------
                                                     2004                  2003                  2004                 2003
                                                 ------------          ------------          ------------          ------------
NET SALES                                        $    179,110          $    157,987          $    616,795          $    554,926
COST OF SALES                                         118,609               100,809               395,562               355,579
                                                 ------------          ------------          ------------          ------------
    Gross profit                                       60,501                57,178               221,233               199,347
                                                 ------------          ------------          ------------          ------------

OPERATING (INCOME) EXPENSE:
    Distribution and selling                           53,298                47,810               194,697               177,812
    General and administrative                          5,241                 3,802                19,406                16,085
    Depreciation and amortization                       4,630                 4,314                17,846                15,937
    CEO transition costs                                4,625                    --                 4,625                    --
    Gain on sale of television stations                    --                    --                (4,417)                   --
                                                 ------------          ------------          ------------          ------------
       Total operating (income) expense                67,794                55,926               232,157               209,834
                                                 ------------          ------------          ------------          ------------
OPERATING INCOME (LOSS)                                (7,293)                1,252               (10,924)              (10,487)
                                                 ------------          ------------          ------------          ------------

OTHER INCOME (EXPENSE):
    Gain (loss) on sale and conversion
      of investments                                       --                    --                   361                  (533)
    Unrealized gain on security holdings                   --                    --                    --                 1,021
    Write-down of investments                          (2,011)              (31,078)               (2,011)              (32,148)
    Equity in losses of affiliates                         --                (1,203)                   --                (5,669)
    Interest income                                       298                   400                 1,362                 3,167
                                                 ------------          ------------          ------------          ------------
       Total other income (expense)                    (1,713)              (31,881)                 (288)              (34,162)
                                                 ------------          ------------          ------------          ------------
LOSS BEFORE INCOME TAXES                               (9,006)              (30,629)              (11,212)              (44,649)

Income tax provision (benefit)                             --                  (498)                  180                (5,539)
                                                 ------------          ------------          ------------          ------------
NET LOSS                                               (9,006)              (30,131)              (11,392)              (39,110)

ACCRETION OF REDEEMABLE
    PREFERRED STOCK                                       (70)                  (71)                 (283)                 (282)
                                                 ------------          ------------          ------------          ------------

NET LOSS AVAILABLE TO
    COMMON SHAREHOLDERS                          $     (9,076)         $    (30,202)         $    (11,675)         $    (39,392)
                                                 ============          ============          ============          ============

NET LOSS PER COMMON SHARE                        $      (0.25)         $      (0.84)         $      (0.32)         $      (1.06)
                                                 ============          ============          ============          ============
NET LOSS PER COMMON SHARE
       ---ASSUMING DILUTION                      $      (0.25)         $      (0.84)         $      (0.32)         $      (1.06)
                                                 ============          ============          ============          ============
Weighted average number of common
  shares outstanding:
         Basic                                     36,168,713            36,151,676            35,933,601            37,173,453
                                                 ============          ============          ============          ============
         Diluted                                   36,168,713            36,151,676            35,933,601            37,173,453
                                                 ============          ============          ============          ============





                 SUBSCRIBER INFORMATION (ESTIMATED IN MILLIONS)
                                   (Unaudited)



                                                        ENDING                ENDING                 ENDING
                                                      JANUARY 31,           JANUARY 31,           JANUARY 31,
                                                         2004                  2003                  2002
                                                      -----------           -----------           -----------
Full-time Equivalent Subscribers                         55.6                  50.5                  44.0
Total Subscribers                                        61.9                  55.1                  51.9
Full-time Subscribers                                    49.0                  44.1                  36.0

                            VALUE VISION MEDIA, INC.
                            KEY PERFORMANCE METRICS*
                                   (Unaudited)


                                                          Q4                                       FULL YEAR
                                            FOR THE THREE MONTHS ENDING 1/31         FOR THE TWELVE MONTHS ENDING 1/31
                                            F03           F02            %            F03             F02             %
                                         ----------    ----------      ------      ----------      ----------       ------
PROGRAM DISTRIBUTION
   Cable FTE's                               35,353        31,442          12%         34,530          30,243           14%
   Satellite FTE's                           19,437        17,290          12%         18,633          16,477           13%
                                         ----------    ----------      ------      ----------      ----------       ------
Total FTE's (Average 000's)                  54,790        48,732          12%         53,163          46,720           14%

Net Sales per FTE (Annualized)           $    11.86    $    11.90           0%     $    10.95      $    11.34           (3)%

New Customer Count                          144,994       127,030          14%        462,558         442,664            4%

Customer Penetration                            n/a           n/a         n/a             1.5%            1.4%         n/a

PRODUCT MIX
   Jewelry                                       63%           68%                         65%             69%
   Apparel                                        4%            1%                          2%              1%
   Health & Beauty                                3%            1%                          3%              1%
   Computer & Electronics                        17%           17%                         16%             18%
   Fitness                                        2%            0%                          2%              0%
   Home                                          11%           12%                         11%             10%


Shipped Units (000's)                         1,296           954          36%          4,080           3,337           22%

Average Price Point - shipped units      $      185    $      222         (17)%    $      213      $      232           (8)%

*Includes ShopNBC TV and ShopNBC.com only.

RECONCILIATION OF EBITDA TO NET LOSS:



                                                FOURTH QUARTER      FOURTH QUARTER     TWELVE MONTHS ENDING  TWELVE MONTHS ENDING
                                                  31-JAN-04           31-JAN-03              31-JAN-04           31-JAN-03
                                                --------------      --------------     --------------------  --------------------
EBITDA (AS DEFINED) (000'S) (a)                   $   (2,663)         $    5,566             $    6,922          $    5,450
                                                  ==========          ==========             ==========          ==========
A reconciliation of EBITDA to net
  loss is as follows:

EBITDA, as presented                              $   (2,663)         $    5,566             $    6,922          $    5,450
Less:
Depreciation and amortization                         (4,630)             (4,314)               (17,846)            (15,937)
Other non-operating income (expense)                  (1,713)            (31,881)                  (288)            (34,162)
Income taxes                                              --                 498                   (180)              5,539
                                                  ----------          ----------             ----------          ----------
     Net loss                                     $   (9,006)         $  (30,131)            $  (11,392)         $  (39,110)
                                                  ==========          ==========             ==========          ==========

(a) EBITDA as defined for this statistical presentation represents operating income (loss) for the respective periods excluding depreciation and amortization expense. other non-operating income (expense) and income taxes. Management views EBITDA as an important alternative operating performance measure because it is commonly used by analysts and institutional investors in analyzing the financial performance of companies in the broadcast and television home shopping sectors. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly entitled measures reported by other companies. Management uses EBITDA to evaluate operating performance and as a measure of performance for incentive compensation purposes.